Exhibit 10.1

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is made and entered into as of the 24th day of February, 2025, between Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and 22NW Fund, LP, sometimes referred to herein as the “Stockholder.” For all purposes of this Agreement, “Stockholder” includes any “affiliate, controlling person of Stockholder, agent, representative or other person with whom Stockholder is acting in concert.

WHEREAS, the Stockholder is the holder of 15,467,300 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 10,101,010 shares of Common Stock (the “Subject Shares”) purchased in a private placement offering (the “Offering”), pursuant to that certain Securities Purchase Agreement, dated December 22, 2024 (the “Purchase Agreement”), entered into by and between the Company and the purchasers identified on the signature pages thereto, including the Stockholder; and

WHEREAS, upon consummation of the Offering, the Investor’s beneficial ownership of Common Stock increased above the beneficial ownership of Common Stock of Joseph F. Lawler, the Company’s largest shareholder prior to consummation of the Offering, and a change of control of the Company may be deemed to have occurred as a result of the Offering; and

WHEREAS, to ensure compliance with the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), the Company and the Stockholder intend to enter into this Agreement to provide for the circumstances under which the Stockholder may vote, sell, transfer, pledge, hypothecate or otherwise dispose of the Subject Shares; and

WHEREAS, the Company and the Stockholder understand that the Stockholder’s failure to comply with the terms and conditions of this Agreement could have substantial adverse consequences to the Company, its stockholders and any public trading market for the Company’s Common Stock that cannot be reasonably measured or determined at this time.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Except as otherwise expressly provided herein, and except as Stockholder may be otherwise restricted from selling shares of Common Stock under applicable federal or state securities laws, rules and regulations and Securities and Exchange Commission and interpretations thereof, the Subject Shares are subject to the following conditions:

1.1 The Stockholder shall not be allowed to vote, sell, transfer, pledge or otherwise dispose of the Subject Shares for a period commencing on the execution and delivery of this Agreement and ending on the effective date of stockholder approval (the “Stockholder Approval”), of the removal of such restrictions from the Subject Shares (the “Lock-Up Period ”).

1.2 Subsequent to the Lock-Up Period, the Stockholder may immediately vote the Subject Shares without restriction and shall have the same rights as it did prior to entering into this Agreement to sell, transfer and pledge the Subject Shares.

1.3 The Stockholder agrees that it will not engage in any short selling of the Common Stock of the Company during the Lock-Up Period. The Company agrees that it will not enter into any transaction which would permit the Stockholder to vote the Subject Shares during the Lock-up Period.

1.4 The Company agrees that it shall hold a meeting of its stockholders no later than April 30, 2025 and submit to its stockholders at such meeting a proposal to allow for the voting and resale restrictions set forth in this Lock-Up Agreement to be removed and the Stockholder agrees to vote all shares of the Company’s Common Stock owned by it, other than the Subject Shares, at such meeting.

2. All Subject Shares shall be subject to the provisions of this Agreement and the certificates representing such Subject Shares shall bear the following legend, in addition to any legends that may already be affixed to such certificates:

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

3. Any attempt by the Stockholder to vote the Subject Shares during the Lock-Up Period in violation of this Agreement shall be void and any alleged vote of the Subject Shares during the Lock-Up Period shall not be counted. Any attempted or purported sale, transfer, pledge or other disposition of any Subject Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall instruct its transfer agent to reject and refuse to transfer on its books any Subject Shares that may have been attempted to be sold or otherwise transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

4. Any failure of the Company to hold a stockholder meeting by April 30, 2025 or to have the restrictions on voting and transfer of the Subject Shares removed after receiving stockholder approval of such action shall be deemed a breach of this Agreement and Stockholder shall have unrestricted redemption rights with respect to the entirety of the Subject Shares if such breach shall occur.

5. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

6. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, at 1017 Ranch Road 620 South, Suite 107, Lakeway, Texas 78734, and to the Stockholder, at the address in the Counterpart Signature Page. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

7. The resale restrictions on the Subject Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

8. The Party who fails to fully adhere to the terms and conditions of this Agreement shall be liable to the other Party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Parties agree that in the event of a breach of any of the terms and conditions of this Agreement by either Party, that in addition to all other remedies that may be available in law or in equity to the non-defaulting Party, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Party to cease and desist from violating the terms and conditions of this Agreement and specifically requiring that Party to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the Parties to presently determine the type, extent or amount of damages that either Party may suffer as a result of any breach or continuation thereof.

9. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with its legal counsel and other advisors and understands the terms and conditions hereof.

10. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

12. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

ANEBULO PHARMACEUTICALS, INC.

By:	/s/ Richard Anthony Cunningham
Name:	Richard Anthony Cunningham
Title:	Chief Executive Officer

LOCK-UP AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up Agreement (the “Agreement”) dated as of the 24th day of February, 2025, among Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and 22NW Fund, LP, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Stockholder, of the number of shares of the Company set forth below or hereafter acquired during the Lock-Up Period, as such terms are defined in the Agreement.

22NW FUND, LP

By: 22NW Fund GP, LLC, its General Partner

By:	/s/ Aron English
Name:	Aron English
Title:	Manager

Address: 590 1st Ave S Unit C-1, Seattle, WA 98104

Number of shares of Common Stock beneficially owned: _ 15,467,300 _________________________

Number of Shares subject to the restrictions of the Agreement (Subject Shares): __10,101,010_________________

Dated: __February 24, 2025